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                                                                   EXHIBIT 11(b)

                   CONSENT OF HOWARD & HOWARD ATTORNEYS, P.C.

         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the post-effective Amendment No. 5 to the Registration Statement on Form N-1A, File No. 33-65690, filed under the Securities Act of 1933, as amended, and Amendment No. 6 to the Registration Statement on Form N-1A, File No. 811-7850, filed under the Investment Company Act of 1940, as amended, of the Parkstone Advantage Fund.

Bloomfield Hills, Michigan                       HOWARD & HOWARD ATTORNEYS, P.C.
April 15, 1997

                                                 By: /s/ Melanie Mayo West
                                                    ---------------------------
                                                          Melanie Mayo West